CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.
Exhibit 4.29

AMENDMENT #3 TO MASTER TECHNOLOGY TRANSFER, MANUFACTURING AND CLINICAL SUPPLY SERVICES AGREEMENT FOR BCMA CAR-T PRODUCT

    This amendment #3 (hereinafter “Amendment”) is effective as of the date of last signature below and entered into by and among Janssen Research & Development, LLC with registered offices at 920 US Route 202, Raritan, NJ 08869 (hereinafter referred to as “Company”), Legend Biotech USA Inc. with registered offices at 2101 Cottontail Lane, Somerset, NJ 08873 (hereinafter referred to individually as “Legend” and collectively with Company as “Collaboration Partners”) and Novartis Pharmaceuticals Corporation with registered offices at One Health Plaza, East Hanover, NJ 07936 (hereinafter referred to as “Provider”). Company, Legend and Provider may be hereinafter referred to collectively as the “Parties” and individually as a “Party”. This Amendment amends the Master Technology Transfer, Manufacturing and Clinical Supply Services Agreement for BCMA CAR-T Product with an Effective Date of April 12, 2023 by and among Company, Legend and Provider, as previously amended (the “Agreement”). All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Company, Legend and Provider find it in their respective interests to amend the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

1.Section 1.70 of the Agreement is hereby deleted in entirety and replaced with the following text:

[***]

2.Section 5.8.2 of the Agreement is hereby deleted in its entirety and replaced with the following text:

[***]

3.Notwithstanding anything to the contrary contained herein or in the Agreement, Section 4.1.5 of the Agreement shall no longer apply and shall not be considered as a factor and/or reason to reduce any [***].

4.Except as specifically amended hereby, all terms of the Agreement remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives, on the date set forth below, each Party acknowledging receipt of one copy.

The Parties explicitly agree to execute this Amendment by way of an electronic signature and agree this shall constitute a valid and enforceable agreement between the Parties. The present Amendment is made in pdf-version which is signed electronically by each Party.

Janssen Research & Development, LLC	Novartis Pharmaceuticals Corporation

By: /s/ Richard Tillyer________________ Name: Richard Tillyer________________ Title: Global Head, Discovery, Product___ Development & Supply_______________ Date: October 8, 2024________________	By: /s/ Robert Zamboldi______________ Name: Robert Zamboldi______________ Title: Site Head, US Cell & Gene_______ Date: October 3, 2024________________

Legend Biotech USA Inc.

By: /s/ Ying Huang_________________ Name: Ying Huang_________________ Title: CEO________________________ Date: September 30, 2024____________